UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

C&D Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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C&D Technologies, Inc.

1.        IMPORTANT REMINDER TO VOTE YOUR PROXY

December 6, 2010

Dear C&D Technologies Stockholder:

You recently received proxy materials related to the Special Meeting of Stockholders to be held at 9:00 A.M. Eastern Standard Time on Monday, December 13, 2010. Please take a moment right now to ensure that your shares are represented at this important meeting. The Company’s Board of Directors recommends a vote “FOR” each proposal.

TIME IS SHORT AND YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU MAY OWN. PLEASE VOTE TODAY.

Voting by telephone or by Internet is the fastest and most convenient way to vote. Please see the instructions enclosed. It is fast and easy.

•

The Company currently has $170 million of outstanding indebtedness. The Company is in default under the 2005 Notes as of December 1 and expects to be in default under its 2006 Notes, and does not have sufficient cash flow to repay the principal under these Notes.

•

The Company seeks to eliminate up to approximately $127 million in debt and related cash interest expense of more than $7 million annually through an exchange offer of its notes for up to 95% of the Company’s common stock on a post-restructuring basis. If the exchange offer is approved, the Company would reduce its total debt from approximately $170 million to less than $45 million.

•	If stockholders do not approve each of the proposals and the Company cannot effect the exchange offer, the Company will be forced to pursue a prepackaged bankruptcy restructuring.

•

The leading independent proxy advisory firms, ISS and Glass Lewis & Co. have both recommended that stockholders vote FOR the approval of the recapitalization plan. In its analysis, ISS cited that fact that “…the consequences of non-approval of the recapitalization plan could force the company to adopt the prepackaged plan which would provide current shareholders with only 2.5 percent of the then-outstanding common shares. Given the company’s financial condition and the fact that the risks of non-approval outweigh the negative aspects of the recapitalization plan, shareholder support for the plan is warranted.”

•	If all of the proposals are approved, stockholders will receive at least 5 percent of the then-outstanding shares of common stock following completion of the restructuring.

If you have any questions or need help in voting, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

C&D Technologies, Inc.